Exhibit 1

EAGLE BULK SHIPPING INC.

6,000,000 Shares

Common Stock

($0.01 par value per share)

UNDERWRITING AGREEMENT

October  , 2005

UNDERWRITING AGREEMENT

October  , 2005

UBS Securities LLC

Bear, Stearns & Co. Inc.

as Managing Underwriters

c/o UBS Securities LLC

299 Park Avenue

New York, New York  10171-0026

Ladies and Gentlemen:

Eagle Bulk Shipping Inc., a Marshall Islands corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A hereto (the “Underwriters”), for whom you are acting as representatives, an aggregate of 6,000,000 shares (the “Firm Shares”) of common stock, $.01 par value (the “Common Stock”), of the Company. In addition, solely for the purpose of covering over-allotments, Eagle Ventures LLC, a Marshall Islands limited liability company (the “Selling Stockholder”), proposes to grant to the Underwriters the option to purchase from the Selling Stockholder up to an additional 900,000 shares of Common Stock (the “Additional Shares”).  The Firm Shares and the Additional Shares are hereinafter collectively sometimes referred to as the “Shares.” The Shares are described in the Prospectus which is referred to below.

The Selling Stockholder is owned by Kelso Investment Associates VII, L.P. and KEP VI, LLC (each, a “Kelso Entity” and, together the “Kelso Entities”), the Company’s management and outside investors.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-128930) including a prospectus, relating to the Shares. The Company has furnished to you, for use by the Underwriters and by dealers, copies of one or more preliminary prospectuses (each such preliminary prospectus, being herein called a “Preliminary Prospectus”) relating to the Shares.  Except where the context otherwise requires, the registration statement, as amended when it became or becomes effective, including all documents filed as a part thereof, and including any information contained in a prospectus subsequently filed with the Commission pursuant to Rule 424(b) under the Act and deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430(A) under the Act and also including any registration statement filed pursuant to Rule 462(b) under the Act, is herein called the “Registration Statement,” and the prospectus, in the form filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act) or, if no such filing is required, the form of final prospectus included in the Registration Statement at the time it became effective, is herein called the “Prospectus.”  As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading.  The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement.

The Company, the Selling Stockholder, the Kelso Entities and the Underwriters agree as follows:

1.                                       Sale and Purchase.  Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $      per Share.  The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Shares as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Shares upon the terms set forth in the Prospectus.  You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

In addition, the Selling Stockholder hereby grants to the several Underwriters the option to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Selling Stockholder, ratably in accordance with the number of Firm Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Firm Shares by the Company, at the same purchase price per share to be paid by the Underwriters to the Company for the Firm Shares.  This option may be exercised by UBS Securities LLC and Bear, Stearns & Co. Inc. (the “Lead Managers”) on behalf of the several Underwriters at any time and from time to time on or before the thirtieth day following the date of the Prospectus, by written notice to the Selling Stockholder.  Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “additional time of purchase”); provided, however, that the additional time of purchase shall not be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the tenth business day after the date on which the option shall have been exercised.  The number of Additional Shares to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule A hereto bears to the total number of Firm Shares (subject, in each case, to such adjustment as you may determine to eliminate fractional shares), subject to adjustment in accordance with Section 11 hereof.

2.                                       Payment and Delivery.  Payment of the purchase price for the Firm Shares shall be made to the Company by Federal Funds wire transfer, against delivery of the certificates for the Firm Shares to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters.  Such payment and delivery shall be made at 10:00 A.M., New York City time, on November   , 2005 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 11 hereof).  The time at which such payment and delivery are to be made is hereinafter sometimes called “the time of purchase.”  Electronic transfer of the Firm Shares shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

On or prior to the date hereof, the Selling Stockholder shall deliver or cause to be delivered to the Company’s transfer agent certificates representing the Additional Shares, with instructions to cancel such certificates and register such number of Additional Shares in the name of Cede & Co., as nominee of DTC, at each additional time of purchase as the Lead Managers shall specify in its notice to the Selling Stockholder pursuant to Section 1 hereof.  At each additional time of purchase, the Selling Stockholder shall cause DTC to credit the requested number of Additional Shares by book entry to the securities accounts of the Lead Managers at DTC for the account of each Underwriter against payment of the purchase price to or upon the order of the Selling Stockholder by Federal Funds wire transfer of immediately available funds to an account designated by the Selling Stockholder.

Deliveries of the documents described in Section 9 hereof with respect to the purchase of the Shares shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Shares or the Additional Shares, as the case may be.

3.                                       Representations and Warranties of the Company.  The Company represents and warrants to and agrees with each of the Underwriters that:

(a)                                  the Registration Statement has been declared effective under the Act; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Company’s knowledge after due inquiry, are contemplated by the Commission; the last Preliminary Prospectus distributed in connection with the offering of the Shares, at the time of filing thereof, complied in all material respects to the requirements of the Act and did not, as of its date, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the Registration Statement complied when it became effective, complies and will comply, at the time of purchase and any additional time of purchase, in all material respects with the requirements of the Act and the Prospectus will comply, as of its date and at the time of purchase and any additional times of purchase, in all material respects with the requirements of the Act and any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; the conditions to the use of Form S-1 have been satisfied; the Registration

Statement did not when it became effective, does not and will not, at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and the Prospectus will not, as of its date and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement, the last Preliminary Prospectus or the Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the last Preliminary Prospectus, the Registration Statement or the Prospectus; and the Company has not distributed and will not distribute any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the then most recent Preliminary Prospectus and the Prospectus;

(b)                                 as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Prospectus entitled “Capitalization” in the column entitled “As Adjusted” and, as of the time of purchase and the additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the section of the Registration Statement and the Prospectus entitled “Capitalization” in the column entitled “As Further Adjusted”; all of the issued and outstanding shares of capital stock, including the Common Stock, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; no further approval or authority of the stockholders or the Board of Directors of the Company are required for the issuance and sale of the Firm Shares; and the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the National Association of Securities Dealers Automated Quotation National Market System (“NASDAQ”);

(c)                                  the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the Marshall Islands, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the Firm Shares as contemplated herein;

(d)                                 the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial condition, results of operation or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a “Material Adverse Effect”);

(e)                                  the Company has no subsidiaries (as defined under the Act) other than the Subsidiaries named in Schedule B hereto (collectively, the “Subsidiaries”); the Company owns all of the issued and outstanding capital stock of each of the Subsidiaries; other than the capital stock of the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity; complete and correct copies of all articles of incorporation, bylaws, certificates of formation, limited liability company agreements and other organizational documents of the Company and the Subsidiaries and all amendments thereto have been delivered to you, and except as set forth in the exhibits to the Registration Statement no changes therein will be made on or after the date hereof and on or prior to the time of purchase or, if later, the additional time of purchase; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; each Subsidiary is in compliance in all respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable, have been issued in compliance with all applicable securities laws, were not issued in violation of any preemptive right, resale right, right of first refusal or similar right and are owned by the Company subject to no security interest, other encumbrance or adverse claims; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding;

(f)                                    the Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights; and the Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s articles of incorporation or bylaws or other governing documents or any agreement or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected;

(g)                                 the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

(h)                                 this Agreement has been duly authorized, executed and delivered by the Company;

(i)                                     neither the Company nor any of the Subsidiaries is in breach or violation of or in default under (nor has any event occurred which with notice, lapse of time or both would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its respective articles of incorporation, bylaws, certificate of formation, limited liability company agreement or other organizational documents, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (E) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties; except, in each case, for such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

(j)                                     the execution, delivery and performance of this Agreement, the issuance and sale of the Firm Shares by the Company and the consummation of the transactions contemplated hereby will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach or violation of or constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary pursuant to) (A) articles of incorporation, bylaws, certificate of formation, limited liability company agreement or other organizational document of the Company or any of the Subsidiaries, (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound or affected, (C) any federal, state, local or foreign law, regulation or rule, (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ, or (E) any decree, judgment or order applicable to the Company or any of the Subsidiaries or any of their respective properties, except, in the case of clause (B), for such breaches, violations or defaults that would not, individually or in the aggregate, have a Material Adverse Effect;

(k)                                  no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Firm Shares or the consummation by the Company of the transactions contemplated hereby other than registration of the Firm Shares under the Act, which has been effected, any other approvals, authorizations, consents, orders or filing that have been obtained or made and are in full force and effect and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Firm Shares are being offered by the Underwriters or under the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”);

(l)                                     except as set forth in the Registration Statement and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares, in the case of each of the foregoing clauses (i), (ii) and (iii), whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise; no person has the right, contractual or otherwise, to cause the Company to register under the Act any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise;

(m)                               each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct its respective business, except where the failure to have such licenses, authorizations, consents and approvals or to make such filings would not, individually or in the aggregate, have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(n)                                 all legal or governmental proceedings, affiliate transactions, off-balance sheet transactions (including, without limitation, transactions related to, and the existence of, “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), contracts, licenses, agreements, properties, leases or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

(o)                                 there are no actions, suits, claims, investigations or proceedings pending or threatened or contemplated to which the Company or any of the Subsidiaries or any of their respective directors or officers is or would be a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), except any such action, suit, claim, investigation or proceeding which would not result in a judgment, decree or order having, individually or in the aggregate, a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

(p)                                 Ernst & Young LLP, whose audit report on the consolidated financial statements of the Company and the Subsidiaries is filed with the Commission as part of the Registration Statement and the Prospectus, are independent public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(q)                                 the audited and unaudited financial statements included in the Registration Statement and the Prospectus, together with the related notes and schedules, present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and the Subsidiaries for the periods specified and have been prepared in compliance with the requirements of the Act and in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and statistical data set forth in the Registration Statement or the Prospectus are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement and the Prospectus (including, without limitation, as required by Rules 3-12 or 3-05 or Article 11 of Regulation S-X under the Act) that are not included as required; the Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not disclosed in the Registration Statement and the Prospectus;

(r)                                    subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) any transaction which is material to the Company and the Subsidiaries taken as a whole, (iii) any obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or the Subsidiaries, which is material to the Company and the Subsidiaries taken as a whole, (iv) any change in the capital stock or outstanding indebtedness of the Company or the Subsidiaries or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(s)                                  the Company has obtained for the benefit of the Underwriters the agreement (a “Lock-Up Agreement”), in the form set forth as Exhibit A hereto, of each of its directors and officers and each stockholder named in Exhibit A-1 hereto, including the Selling Stockholder and each Kelso Entity;

(t)                                    the Company is not and, after giving effect to the offering and sale of the Firm Shares, will not be an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the

“Investment Company Act”) or a “passive foreign investment company” or a “controlled foreign corporation” as such terms are defined in the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”);

(u)                                 the Company and each of the Subsidiaries has good and marketable title to all property (real and personal) described the Registration Statement and in the Prospectus as being owned by each of them, free and clear of all liens, claims, security interests or other encumbrances; and all the property described in the Registration Statement and the Prospectus as being held under lease by the Company or a Subsidiary is held thereby under valid, subsisting and enforceable leases;

(v)                                 neither the Company nor any of the Subsidiaries is engaged in any unfair labor practice (as defined in the National Labor Relations Act); except for matters which would not, individually or in the aggregate, have a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge after due inquiry, threatened against the Company or any of the Subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is pending or threatened, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of the Subsidiaries and (C) no union representation dispute currently existing concerning the employees of the Company or any of the Subsidiaries, and (ii) to the Company’s knowledge, there has been no violation of any federal, state, local or foreign law relating to discrimination in the hiring, promotion or pay of employees, any applicable wage or hour laws or any provision of the Employee Retirement Income Security Act of 1974 (“ERISA”) or the rules and regulations promulgated thereunder concerning the employees of the Company or any of the Subsidiaries;

(w)                               the Company and the Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; except as described in the Registration Statement and the Prospectus, there are no past or present events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of the Subsidiaries (i) is the subject of any investigation, (ii) has received any notice or claim, (iii) is a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement or common law (including any applicable regulations and standards adopted by the International Maritime Organization) relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(x)                                   in the ordinary course of its business, the Company and each of the Subsidiaries conducts a periodic review of the effect of the Environmental Laws on its business, operations and properties, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with the Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties);

(y)                                 all tax returns required to be filed by the Company and each of the Subsidiaries have been filed, and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided;

(z)                                   the Company and each of the Subsidiaries maintains insurance or a membership in a mutual protection and indemnity association covering its properties, operations, personnel and businesses as the Company deems adequate; such insurance or membership insures against such losses and risks to an extent which the Company deems is adequate in accordance with customary industry practice; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and any additional time of purchase; there are no material claims by the Company or any Subsidiary under any insurance policy or instrument as to which any insurance company or mutual protection and indemnity association is denying liability or defending under a reservation of rights clause; neither the Company nor any of the Subsidiaries is currently required to make any payment, or is aware of any facts that would require the Company or any Subsidiary to make any payment, in respect of a call by, or a contribution to, any mutual protection and indemnity association; and neither the Company nor any Subsidiary has reason to believe that it will not be able to renew any such insurance or membership in a mutual protection and indemnity association as and when such insurance or membership expires or is terminated;

(aa)                            since the date of the last audited financial statements included in the Registration Statement and the Prospectus, (i) there has not been a material loss (whether actual or constructive or partial or total) of or to any of the vessels that are described in the Registration Statement and the Prospectus as owned or to be acquired by the Company or any Subsidiary, (ii) no such vessel has been arrested or requisitioned for title or hire and (iii) neither the Company nor any of the Subsidiaries has sustained any material loss or interference with its respective business from fire, explosion, flood or other calamity or from any labor dispute or court or governmental action, order or decree;

(bb)                          the Company has not sent or received any communication regarding the termination, amendment, modification or waiver of, or intent not to renew, or intent not to consummate any transaction contemplated by, any of the material contracts or agreements referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination, amendment, modification, waiver, non-renewal or intention not to consummate has been threatened by the Company or, to the Company’s knowledge after due inquiry, any other party to any such material contract or agreement;

(cc)                            the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(dd)                          the Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; and the Company has taken all necessary actions to ensure that, upon effectiveness of the Registration Statement, the Company and the Subsidiaries and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder;

(ee)                            the Company has not, directly or indirectly, including through any of the Subsidiaries extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company;

(ff)                                each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration Statement and the Prospectus has been made or reaffirmed with a reasonable basis and has been disclosed in good faith;

(gg)                          any statistical and market-related data included in the Registration Statement and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required;

(hh)                          neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”); and the Company, the Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the Foreign Corrupt Practices Act and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(ii)                                  the operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency to which such operations are subject (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(jj)                                  neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any United States sanctions administered by OFAC;

(kk)                            except as described in the Registration Statement and the Prospectus, no Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in the Prospectus; all dividends and other distributions declared and payable on the shares of Common Stock of the Company and on the capital stock of each Subsidiary may under the current laws and regulations of the Marshall Islands be paid in United States dollars and freely transferred out of the Marshall Islands; and all such dividends and other distributions are not subject to withholding or other taxes under the current laws and regulations of the Marshall Islands and are otherwise free and clear of any withholding, stamp, transfer, excise or other tax and may be declared and paid without the necessity of obtaining any consents, approvals, authorizations, orders, licenses, registrations, clearances and qualifications of or with any court or governmental agency or body or any stock exchange authorities in the Marshall Islands;

(ll)                                  the issuance and sale of the Shares as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company;

(mm)                      the Company is in compliance with the Marketplace Rules of the NASDAQ, including, without limitation, the requirements for initial and continued designation of the Common Stock as a NASDAQ security;

(nn)                          except pursuant to this Agreement, neither the Company nor any of the Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement and the Prospectus;

(oo)                          neither the Company nor any of the Subsidiaries nor any of their respective directors, officers or affiliates has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(pp)                          to the Company’s knowledge, there are no affiliations or associations between (i) any member of the NASD and (ii) the Company or any of the Company’s officers, directors or 5% or greater securityholders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as set forth in the Registration Statement and the Prospectus; and

(qq)                          no stamp duty, stock exchange tax, value-added tax, withholding tax or any other similar duty or tax is payable in the United States, the Marshall Islands, or any other jurisdiction in which either the Company or any of its Subsidiaries is engaged in business for tax purposes, (including, in each case, any political subdivision thereof or any authority thereof having power to tax), in connection with the execution, delivery or performance of this Agreement by the Company or the issuance, sale or delivery of the Firm Shares by the Company to the Underwriters or the initial resales of the Firm Shares by the Underwriters in the manner contemplated by this Agreement, the Registration Statement and the Prospectus.

In addition, any certificate signed by any officer of the Company or any of the Subsidiaries and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Company or Subsidiary, as the case may be, as to matters covered thereby, to each Underwriter.

4.                                       Representations and Warranties of the Selling Stockholder.  The Selling Stockholder represents and warrants to each of the Underwriters that:

(a)                                  the Selling Stockholder is the record and beneficial owner of the Additional Shares to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and, assuming that each Underwriter acquires its interest in the Additional Shares from such Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the State of New York from time to time (“UCC”)), each Underwriter, having purchased such Additional Shares delivered at any additional time of purchase to DTC or other securities intermediary by making payment therefor as provided herein and, having had such Additional Shares credited to the securities account or accounts of each Underwriter maintained with DTC or such other securities intermediary, will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Additional Shares purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against each Underwriter with respect to such Additional Shares.

(b)                                 such Selling Stockholder has and, at the time of delivery of the Additional Shares to be sold by such Selling Stockholder pursuant to this Agreement at any additional time of purchase will have full legal right, power and authority to (i) enter into this Agreement, (ii) sell, assign, transfer and deliver the Additional Shares to be sold by such Selling Stockholder pursuant to this Agreement in the manner provided in this Agreement and (iii) make the representations, warranties and agreements made by such Selling Stockholder herein;

(c)                                  this Agreement has been duly authorized, executed and delivered by the Selling Stockholder;

(d)                                 (1) the Registration Statement, as it relates to the Selling Stockholder, did not when it became effective, does not and, at the time of purchase and any additional time of purchase, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (2) the Prospectus, as it relates to the Selling Stockholder, will not, as of its date and at the time of purchase and any additional time of purchase, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this subsection (d) are limited to statements or omissions based upon information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement, the Prospectus or any amendments or supplements thereto (such information collectively, the “Selling Stockholder Information”).  The Underwriters acknowledge and agree that, for all purposes of this Agreement, the only information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement, the Prospectus

or any amendments or supplements thereto are the statements pertaining to the name of the Selling Stockholder and the number of shares owned and the number of shares proposed to be sold by such Selling Stockholder under the caption “Principal and Selling Stockholders;”

(e)                                  to the extent that any statements made in the Registration Statement or the Prospectus are made in reliance upon and in conformity with the Selling Stockholder Information, such statements complied and at any additional time of purchase will comply in all material respects with the applicable requirements of the Act;

(f)                                    the sale of the Additional Shares to be sold by such Selling Stockholder pursuant to this Agreement is not prompted by any material, non-public information concerning the Company or any Subsidiary which is not set forth in the Prospectus;

(g)                                 neither the Selling Stockholder nor any of its affiliates has taken, directly or indirectly, any action designed to, or that has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(h)                                 no approval, authorization, consent or order of or qualification with any court or federal, state, local or foreign governmental body, authority or agency is required in connection with the sale of the Additional Shares to be sold by such Selling Stockholder pursuant to this Agreement or the consummation by such Selling Stockholder of the transactions contemplated hereby other than registration of such Additional Shares under the Act and such as may be required under the securities or blue sky laws of the various jurisdictions in which such Additional Shares are being offered by the Underwriters;

(i)                                     pursuant to a custody agreement, dated the date hereof, between Computershare Investor Services LLC, as custodian (the “Custodian”), and the Selling Stockholder (the “Custody Agreement”), certificates in negotiable form for the Additional Shares to be sold by the Selling Stockholder pursuant to this Agreement have been placed in custody with the Custodian for the purpose of making delivery of such Additional Shares in accordance with this Agreement; the Selling Stockholder agrees that (i) such Additional Shares represented by such certificates are for the benefit of, and coupled with and subject to the interest of the Underwriters; (ii) the arrangements made by the Selling Stockholder with the Custodian pursuant to the Custody Agreement are irrevocable; and (iii) the obligations of the Selling Stockholder hereunder shall not be terminated by operation of law, whether by the dissolution of the Selling Stockholder or by the occurrence of any other event; if the Selling Stockholder should be dissolved or if any other such event should occur before the delivery of the Additional Shares hereunder, certificates for such Additional shares shall be delivered by the Company’s transfer agent in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such dissolution or other event had not occurred, regardless of whether the transfer agent shall have received notice of such dissolution or other event; and

(j)                                     neither the execution and delivery of this Agreement by the Selling Stockholder nor the consummation of the transactions contemplated hereby will conflict with, result in any breach or violation of or constitute a default under (i) the limited liability company agreement of the Selling Stockholder, (ii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Selling Stockholder is a party or bound or to which any of its properties is subject, or (iii) any federal, state, local or foreign law, or (iv) any regulation, rule, decree, judgment or order applicable to the Selling Stockholder, except, in the case of clauses (ii), (iii) and (iv) above, for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, have a material adverse effect on the ability of the Selling Stockholder to consummate the transactions contemplated herein.

In addition, any certificate signed by any officer of the Selling Stockholder and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Additional Shares shall be deemed to be a representation and warranty by such Selling Stockholder as to matters covered thereby, to each Underwriter.

5.                                       Certain Covenants of the Company.  The Company hereby agrees with each Underwriter:

(a)                                  to furnish such information as may be required and otherwise to cooperate in qualifying the Shares for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may reasonably designate and to maintain such qualifications in effect so long as you may reasonably request for the distribution of the Shares; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Shares); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b)                                 to make available to the Underwriters in New York City, as soon as practicable after the Registration Statement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act in connection with the sale of the Shares, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c)                                  if, at the time this Agreement is executed and delivered, it is necessary for the Registration Statement or any post-effective amendment thereto to be declared effective before the Shares may be sold, the Company will use its best efforts to cause the Registration Statement or such post-effective amendment to become effective as soon as possible and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when the Registration Statement and any such post-effective amendment thereto has become effective, and

(ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner under such Rule);

(d)                                 to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and to provide you and the Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall reasonably object in writing;

(e)                                  subject to Section 5(d) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; and to provide you with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to promptly notify you of such filing;

(f)                                    if necessary or appropriate, to file a registration statement pursuant to Rule 462(b) under the Act;

(g)                                 to advise the Underwriters promptly of the happening of any event within the time during which a prospectus relating to the Shares is required to be delivered under the Act which could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, and, during such time, subject to Section 5(d) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change;

(h)                                 to make generally available to its security holders, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but not later than November 30, 2006;

(i)                                     to furnish to its shareholders as soon as practicable after the end of each fiscal year an annual report (including a consolidated balance sheet and statements of income, shareholders’ equity and cash flow of the Company and the Subsidiaries for such fiscal year, accompanied by a copy of the certificate or report thereon of nationally recognized independent certified public accountants);

(j)                                     to furnish to you three copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(k)                                  to furnish to you promptly and, upon request, to each of the other Underwriters for a period of three years from the date of this Agreement (i) copies of any reports, proxy statements, or other communications which the Company shall send to its stockholders or shall from time to time publish or publicly disseminate, (ii) copies of all annual, quarterly, transition and current reports filed with the Commission on Forms 20-F and 6-K, or such other similar forms as may be designated by the Commission, (iii) copies of documents or reports filed with any national securities exchange on which any class of securities of the Company is listed, and (iv) such other information as you may reasonably request regarding the Company or the Subsidiaries;

(l)                                     to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company and the Subsidiaries which have been read by the Company’s independent certified public accountants, as stated in their letter to be furnished pursuant to Section 9(g) hereof;

(m)                               to apply the net proceeds from the sale of the Firm Shares in the manner set forth under the caption “Use of Proceeds” in the Prospectus;

(n)                                 for a period of 90 days after the date hereof (the “Lock-Up Period”), without the prior written consent of the Lead Managers, not to (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, (ii) file or cause to be declared effective a registration statement under the Act relating to the offer and sale of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock or warrants or other rights to purchase Common Stock or any other securities of the Company that are substantially similar to Common Stock, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, for (A) the registration of the Firm Shares and the sales to the Underwriters pursuant to this Agreement, (B) issuances of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement and the Prospectus, and (C) the issuance of employee stock options not exercisable during the Lock-Up Period pursuant to stock option plans described in the Registration Statement and the Prospectus; provided, however, that if (a) during the period that begins on the date that is fifteen calendar days plus three business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (b) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 5(n) shall continue to apply until the expiration of the date that is fifteen calendar days plus three business days after the date on which the issuance of the earnings release or the material news or material event occurs;

(o)                                 to use its best efforts to cause the Firm Shares to be listed for quotation on the NASDAQ;

(p)                                 to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock;

(q)                                 prior to the time of purchase or any additional time of purchase, as the case may be, to issue no press release or other communication directly or indirectly and hold no press conferences with respect to the Company or any Subsidiary, the financial condition, results of operations, business, properties, assets, or liabilities of the Company or any Subsidiary, or the offering of the Shares, without your prior consent;

(r)                                    not, at any time on or after the execution of this Agreement, to distribute any “prospectus” (within the meaning of the Act) or offering material in connection with the offering or sale of the Shares other than the Registration Statement and the then most recent Prospectus; and

(s)                                  not to, take, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

6.                                       Certain Covenants of the Selling Stockholder.  The Selling Stockholder hereby agrees with each Underwriter:

(a)                                  not to take, directly or indirectly, any action designed to or that constitutes or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

(b)                                 to advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the offering of the Shares by an underwriter or dealer may be required under the Act, of any material change in any statements made in the Registration Statement or the Prospectus in reliance upon and in conformity with the Selling Stockholder Information.

7.                                       Payment of Expenses.  The Company agrees to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Shares including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Firm Shares by the Company to the Underwriters and the sale and delivery of the Additional Shares by the Selling Stockholder to the Underwriters, (iii) the qualification of the Shares for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (iv) any listing of the Shares on any securities exchange or qualification of the Shares for quotation on the NASDAQ and any registration thereof under the Exchange Act, (v) any filing for review of the public offering of the Shares by the NASD, including the legal fees and filing fees and other disbursements of counsel to the Underwriters relating to NASD matters, (vi) the fees and disbursements of any transfer agent or registrar for the Shares, (vii) the costs and expenses of the Company and the Selling Stockholder relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Shares to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company or by the Selling Stockholder and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Stockholder; and (ix) all other costs and expenses incident to the performance by the Company and the Selling Stockholder of their obligations hereunder.  Notwithstanding the foregoing, nothing herein shall affect any agreement that the Company and the Selling Stockholder may make for the sharing or allocation of such costs and expenses.

It, however, is understood that, except as provided in this Section 7, Section 8 and Section 12, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of their counsel, transfer and other taxes on resale of any Shares by them and any advertising expenses connected with any offer they make.

8.                                       Reimbursement of Underwriters’ Expenses.  If the Shares are not delivered for any reason other than the termination of this Agreement pursuant to clause (i), (iii), (iv) or (v) of Subsection (y) of the second paragraph of Section 10 or the fifth paragraph of Section 11 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 7 hereof, reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

9.                                       Conditions of Underwriters’ Obligations.  The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholder on the date hereof, at the time of purchase and, if applicable, at each additional time of purchase, the performance by the Company and the Selling Stockholder of each of their respective obligations hereunder and to the following additional conditions precedent:

(a)                                  The Company shall furnish to you at the time of purchase and, if applicable, at each additional time of purchase, an opinion of Seward & Kissel LLP, United States counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to Simpson Thacher & Bartlett LLP, counsel for the Underwriters, in the form set forth in Exhibit B hereto.

(b)                                 The Company shall furnish to you at the time of purchase and, if applicable, at each additional time of purchase, a reliance letter from Seward & Kissel LLP, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, permitting the Underwriters to rely on the written opinion of Seward & Kissel LLP, United States tax counsel for the Company, addressed to the Company, and dated the time of purchase or the additional time of purchase, as the case may be, as if such written opinion were rendered to them, in each case in form and substance satisfactory to Simpson Thacher & Bartlett LLP, counsel for the Underwriters, in the forms set forth in Exhibit C hereto.

(c)                                  The Company shall furnish to you at the time of purchase and, if applicable, at each additional time of purchase, an opinion of Seward & Kissel LLP, Marshall Islands counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to Simpson Thacher & Bartlett LLP, counsel for the Underwriters, in the form set forth in Exhibit D hereto.

(d)                                 The Company shall furnish to you at the time of purchase and, if applicable, at each additional time of purchase, an opinion of Dennis J. Reeder, Esq., special Marshall Islands counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each of the other Underwriters, and in form and substance satisfactory to Simpson Thacher & Bartlett LLP, counsel for the Underwriters, in the form set forth in Exhibit E hereto.

(e)                                  the Selling Stockholder shall furnish to you at each additional time of purchase, an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, United States counsel for the Selling

Stockholder, addressed to the Underwriters, and dated the additional time of purchase with executed copies for each of the other Underwriters, and in form and substance satisfactory to Simpson Thacher & Bartlett LLP, counsel for the Underwriters, in the form set forth in Exhibit F hereto.

(f)                                    The Selling Stockholder shall furnish to you at each additional time of purchase, an opinion of Seward & Kissel LLP, Marshall Islands counsel for the Selling Stockholder, addressed to the Underwriters, and dated the additional time of purchase, with executed copies for each of the other Underwriters, and in form and substance satisfactory to Simpson Thacher & Bartlett LLP, counsel for the Underwriters, in the form set forth in Exhibit G hereto.

(g)                                 You shall have received from Ernst & Young LLP letters dated, respectively, the date of this Agreement, the time of purchase and, if applicable, each additional time of purchase, and addressed to the Underwriters (with reproduced copies for each of the Underwriters) in the forms heretofore approved by the Lead Managers.

(h)                                 You shall have received at the time of purchase and, if applicable, at each additional time of purchase, the favorable opinion and negative assurance statement of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to the Lead Managers.

(i)                                     No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you reasonably object in writing.

(j)                                     The Registration Statement shall become effective not later than 5:30 P.M. New York City time, on the date of this Agreement and, if Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement and any registration statement pursuant to Rule 462(b) under the Act required in connection with the offering and sale of the Shares shall have been filed and become effective no later than 10:00 P.M., New York City time, on the date of this Agreement.

(k)                                  Prior to the time of purchase, and, if applicable, each additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) the Prospectus and all amendments or supplements thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(l)                                     Between the time of execution of this Agreement and the time of purchase or each additional time of purchase, as the case may be, (A) no material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole shall occur or become known, and (B) no transaction which is material and adverse to the Company has been entered into by the Company or any of the Subsidiaries.

(m)                               There shall not have been a material loss (whether actual or constructive or partial or total) of or to any of the vessels that are described in the Registration Statement and the Prospectus as owned or to be acquired by the Company or any Subsidiary and no such vessel shall have been arrested or requisitioned for title or hire.

(n)                                 The Company will, at the time of purchase and, if applicable, at each additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or each additional time of purchase, as the case may be, in the form attached as Exhibit H hereto.

(o)                                 You shall have received signed Lock-up Agreements referred to in Section 3(s) hereof, and each such Lock-Up Agreement shall be in full force and effect at the time of purchase and the additional time of purchase, as the case may be.

(p)                                 The Firm Shares shall have been approved for quotation on NASDAQ, subject only to notice of issuance at or prior to the time of purchase or the additional time of purchase, as the case may be.

(q)                                 The Selling Stockholder will, at each additional time of purchase, deliver to you a certificate signed by the Representatives of the Selling Stockholder, dated the additional time of purchase, in the form attached as Exhibit I hereto.

(r)                                    The Company shall have furnished to you such other documents and certificates as you may reasonably request.

10.                                 Effective Date of Agreement; Termination.  This Agreement shall become effective (i) if Rule 430A under the Act is not used, when you shall have received notification of the effectiveness of the Registration Statement, or (ii) if Rule 430A under the Act is used, when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of the Lead Managers, if (x) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement and the Prospectus, there has been any material adverse change or any development involving a prospective material adverse change in the business, properties, management, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, which would, in the Lead Managers’ judgment, make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (y) since of execution of this Agreement, there shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the

NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (iii) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (v) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Lead Managers’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus, or (z) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of (i) any intended or potential downgrading or (ii) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company or any Subsidiary by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If the Lead Managers elect to terminate this Agreement as provided in this Section 10, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Shares, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement or if such sale is not carried out because the Company or the Selling Stockholder, as the case may be, shall be unable to comply with any of the terms of this Agreement, the Company or the Selling Stockholder, as the case may be, shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 7, 8 and 12 hereof), and the Underwriters shall be under no obligation or liability to the Company or the Selling Stockholder under this Agreement (except to the extent provided in Section 12 hereof) or to one another hereunder.

11.                                 Increase in Underwriters’ Commitments.  Subject to Sections 9 and 10 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Shares to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 9 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 10 hereof) and if the number of Firm Shares which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Shares, the non-defaulting Underwriters shall take up and pay for (in addition to the aggregate number of Firm Shares they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Shares agreed to be purchased by all such defaulting Underwriters, as hereinafter provided.  Such Shares shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Shares shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Shares set forth opposite the names of such non-defaulting Underwriters in Schedule A hereto.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Shares hereunder unless all of the Firm Shares are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 11 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Shares which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Shares which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any non-defaulting Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company.  Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12.                                 Indemnity and Contribution.

(a)                                  The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 12 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

(b)                                 The Selling Stockholder agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors and officers, and any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading but only with reference to the Selling Stockholder Information, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with, information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in such Registration Statement or such Prospectus or necessary to make such information not misleading.

(c)                                  Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, the Selling Stockholder, their respective partners, members, directors or officers and any person who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, the Selling Stockholder or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or such Prospectus or necessary to make the statements made therein not misleading but only with reference to information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus.

(d)                                 If any action, suit or proceeding (each, a “Proceeding”) is brought against an Underwriter or any such person in respect of which indemnity may be sought against the Company or the Selling Stockholder pursuant to Section 12(a) or 12(b), such Underwriter or such person shall promptly notify the Company or the Selling Stockholder, as the case may be, in writing of the institution of such Proceeding and the Company or the Selling Stockholder, as the case may be, shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify the Company or the Selling Stockholder shall not relieve the Company or the Selling Stockholder from any liability which the Company or the Selling Stockholder may have to any Underwriter or any such person or otherwise.  Such Underwriter or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter or of such person unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding or the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, employed counsel to have charge of the defense of such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from, additional to or in conflict with those available to the indemnifying party (in which case the indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the indemnifying party and paid as incurred (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent but if settled with the written consent of the indemnifying party, the indemnifying party agrees to indemnify and hold harmless any Underwriter and any such person from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 12(d), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault, culpability or a failure to act, by or on behalf of such indemnified party.

(e)                                  If any Proceeding is brought against the Company, the Selling Stockholder or any such person in respect of which indemnity may be sought against any Underwriter pursuant to

Section 12(c) hereof, the Company, the Selling Stockholder or such person shall promptly notify such Underwriter in writing of the institution of such Proceeding and such Underwriter shall assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses; provided, however, that the omission to so notify such Underwriter shall not relieve such Underwriter from any liability which such Underwriter may have to the Company, the Selling Stockholder or any such person or otherwise.  The Company, the Selling Stockholder or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, the Selling Stockholder or such person unless the employment of such counsel shall have been authorized in writing by such Underwriter in connection with the defense of such Proceeding or such Underwriter shall not have, within a reasonable period of time in light of the circumstances, employed counsel to defend such Proceeding or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to or in conflict with those available to such Underwriter (in which case such Underwriter shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties, but such Underwriter may employ counsel and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), in any of which events such fees and expenses shall be borne by such Underwriter and paid as incurred (it being understood, however, that such Underwriter shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding).  No Underwriter shall be liable for any settlement of any such Proceeding effected without the written consent of such Underwriter but if settled with the written consent of such Underwriter, such Underwriter agrees to indemnify and hold harmless the Company, the Selling Stockholder and any such person from and against any loss or liability by reason of such settlement.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 12(e), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding.

(f)                                    If the indemnification provided for in this Section 12 is unavailable to an indemnified party under subsections (a), (b) or (c) of this Section 12 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholder and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Shares.  The relative fault of the Company and the Selling Stockholder on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, the Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(g)                                 The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 12 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (f) above.  Notwithstanding the provisions of this Section 12, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 12 are several in proportion to their respective underwriting commitments and not joint. Notwithstanding the foregoing, the Selling Stockholder shall not be obligated to make contributions hereunder which in the aggregate exceed the amount for which the Selling Stockholder would have been liable pursuant to subsection (b), as limited by subsection (i), of this Section 12 had indemnification been available thereunder.

(h)                                 The indemnity and contribution agreements contained in this Section 12 and the covenants, warranties and representations of the Company and the Selling Stockholder contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors or officers or any person (including each partner, officer or director of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company or the Selling Stockholder, their respective partners, members, directors or officers or any person who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Shares.  The Company, the Selling Stockholder and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company or the Selling Stockholder, against any of the Company’s or Selling Stockholder’s officers or directors in connection with the issuance and sale of the Shares, or in connection with the Registration Statement or the Prospectus.

(i)                                     The liability of the Selling Stockholder under the Selling Stockholder’s representations and warranties contained in Section 4 hereof and under the indemnity and contribution agreements contained in this Section 12 shall be limited to an amount equal to the public offering price, net of underwriting discounts, of the Additional Shares sold by the Selling Stockholder to the Underwriters.

13.                                 Information Furnished by the Underwriters.  The statements set forth in the last paragraph on the cover page of the Prospectus and the statements set forth in the section of the Prospectus entitled “Underwriting” in (i) the table in the first paragraph listing the underwriters and the number of shares, (ii) the first paragraph immediately under the caption “Commissions and Discounts” and (iii) in the paragraphs immediately under the caption “Price Stabilization, Short Positions” constitute the only information furnished by or on behalf of the Underwriters as such information is referred to in Sections 3, 4 and 12 hereof.

14.                                 No Fiduciary Duty.  The Company and the Selling Stockholder hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities.  The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Underwriting Agreement entered into on an arm’s length basis and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company, its management, stockholders, creditors, the Selling Stockholder or any other person in connection with any activity that the Underwriters may undertake or has undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof.  The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company and the Selling Stockholder, either in connection with the transactions contemplated by this Underwriting Agreement or any matters leading up to such transactions, and the Company and the Selling Stockholder hereby confirm their understanding and agreement to that effect.  The Company and the Selling Stockholder and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Underwriters to the Company or the Selling Stockholder regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company or the Selling Stockholder.  The Company and the Selling Stockholder hereby waive and release, to the fullest extent permitted by law, any claims that the Company and the Selling Stockholder may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to the Company or the Selling Stockholder in connection with the transactions contemplated by this Underwriting Agreement or any matters leading up to such transactions.

15.                                 Notices.  Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by facsimile or telegram and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to UBS Securities LLC, 299 Park Avenue, New York, N.Y. 10171-0026, Attention:  Syndicate Department and, if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 29 Broadway, New York, New York 10006, Attention: Sophocles N. Zoullas, and if to the Selling Stockholder, shall be sufficient in all respects if delivered or sent to the Selling Stockholder at Kelso & Company, L.P., 320 Park Avenue, 24th Floor, New York, New York 10022, Attention: James Connors, Esq.

16.                                 Governing Law; Construction.  This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.  The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

17.                                 Submission to Jurisdiction.  Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Selling Stockholder each consents to the jurisdiction of such courts and personal service with respect thereto.  The Company and the Selling Stockholder each hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party.  Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and the Selling Stockholder (on its behalf and, to the extent permitted by applicable law, on behalf of their members, partners and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  The Company and the Selling Stockholder each agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company or the Selling Stockholder and may be enforced in any other courts to the jurisdiction of which the Company or the Selling Stockholder is or may be subject, by suit upon such judgment.  The Company and the Selling Stockholder hereby appoint, without power of revocation, Seward & Kissel LLP, One Battery Park Plaza, New York, New York 10004 as their respective agents to accept and acknowledge on their behalf service of any and all process which may be served in any action, proceeding or counterclaim in any way relating to or arising out of this Agreement.

18.                                 Parties at Interest.  The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Company and the Selling Stockholder and to the extent provided in Section 12 hereof the controlling persons, partners, directors and officers referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators.  No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

19.                                 Counterparts.  This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

20.                                 Successors and Assigns.  This Agreement shall be binding upon the Underwriters, the Company and the Selling Stockholder and their successors and assigns and any successor or assign of any substantial portion of the Company’s, the Selling Stockholder’s and any of the Underwriters’ respective businesses and/or assets.

21.                                 Miscellaneous.  UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG.  Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities.  Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

If the foregoing correctly sets forth the understanding among the Company, the Selling Stockholder and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this agreement and your acceptance shall constitute a binding agreement among the Company, the Selling Stockholder and the Underwriters, severally.

Very truly yours,

EAGLE BULK SHIPPING INC.

By:
Name:
Title:

EAGLE VENTURES LLC

By:
Name:
Title:

1

Accepted and agreed to as of the

date first above written, on

behalf of themselves

and the other several Underwriters

named in Schedule A

UBS SECURITIES LLC
BEAR, STEARNS & CO. INC.

By:	UBS SECURITIES LLC

By:
Name:
Title:

By:
Name:
Title:

By:	BEAR, STEARNS & CO. INC.

By:
Name:
Title:

2

Schedule A

Number of
Underwriter	Firm Shares

UBS Securities LLC
Bear, Stearns & Co. Inc.
Credit Suisse First Boston LLC
Wachovia Capital Markets, LLC
Total	6,000,000

1

Schedule B

Subsidiaries of the Company

Cardinal Shipping LLC

Condor Shipping LLC

Falcon Shipping LLC

Griffon Shipping LLC

Harrier Shipping LLC

Hawk Shipping LLC

Kite Shipping LLC

Osprey Shipping LLC

Peregrine Shipping LLC

Shikra Shipping LLC

Sparrow Shipping LLC

Heron Shipping LLC

Merlin Shipping LLC

Eagle Shipping International (USA) LLC

1

Exhibit A

Form of Lock-Up Agreement

Eagle Bulk Shipping Inc.

Common Stock

($0.01 Par Value)

October   , 2005

UBS Securities LLC
Bear, Stearns & Co. Inc.
As Representatives of the several
Underwriters named in Schedule A
to the Underwriting Agreement
referred to herein

c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171-0026

Ladies and Gentlemen:

This Lock-Up Agreement is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) to be entered into by Eagle Bulk Shipping Inc., a Marshall Islands corporation (the “Company”), the Selling Stockholder and you and the other underwriters named in Schedule A to the Underwriting Agreement, with respect to the public offering (the “Offering”) of common stock, par value $0.01 per share, of the Company (the “Common Stock”).

In order to induce you to enter into the Underwriting Agreement, the undersigned agrees that, for a period (the “Lock-Up Period”) beginning on the date hereof and ending on, and including, the date that is 90 days after the date of the final prospectus relating to the Offering, the undersigned will not, without the prior written consent of UBS Securities LLC and Bear, Stearns & Co. Inc., (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to, any Common Stock or any securities

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convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities, whether any such transaction is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii).  The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters (as defined in the Underwriting Agreement) of any Common Stock pursuant to the Offering and the Underwriting Agreement, (b) bona fide gifts, provided the recipient thereof agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement or (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that such trust agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement.  For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse, any lineal descendent, father, mother, brother or sister of the undersigned.

In addition, the undersigned hereby waives any rights the undersigned may have to require registration of Common Stock in connection with the filing of a registration statement relating to the Offering.  The undersigned further agrees that, for the Lock-Up Period, the undersigned will not, without the prior written consent of UBS Securities LLC and Bear, Stearns & Co. Inc., make any demand for, or exercise any right with respect to, the registration of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or warrants or other rights to purchase Common Stock or any such securities.

Notwithstanding the above, if (i) during the period that begins on the date that is fifteen (15) calendar days plus three (3) business days before the last day of the Lock-Up Period and ends on the last day of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16) day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Agreement shall continue to apply until the expiration of the date that is fifteen (15) calendar days plus three (3) business days after the date on which the issuance of the earnings release or the material news or material event occurs. In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Offering or with any issuance or sale by the Company of any equity or other securities before the Offering, except for any such rights as have been heretofore duly exercised.

The undersigned hereby confirms that the undersigned has not, directly or indirectly, taken, and hereby covenants that the undersigned will not, directly or indirectly, take, any action designed, or which has constituted or will constitute or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of shares of Common Stock.

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If (i) the Company notifies you in writing that it does not intend to proceed with the Offering, (ii) the registration statement filed with the Commission with respect to the Offering is withdrawn or (iii) for any reason the Underwriting Agreement shall be terminated prior to the “time of purchase” (as defined in the Underwriting Agreement), this Lock-Up Agreement shall be terminated and the undersigned shall be released from its obligations hereunder.

Yours very truly,

Name:

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Exhibit A-1

List of Additional Persons Required to Execute Lock-Up Agreements

Name		Position

1.	Eagle Ventures LLC	Selling Stockholder

2.	Kelso Investment Associates VII, L.P.

3.	KEP VI, LLC

4.	Sophocles N. Zoullas	Chief Executive Officer, Chairman and Director

5.	Alan S. Ginsberg	Chief Financial Officer

6.	Michael B. Goldberg	Director

7.	Philip E. Berney	Director

8.	Frank J. Loverro	Director

9.	David B. Hiley	Director

10.	Douglas Haensel	Director

11.	Claude G. Thouret, Jr.	Chief Operating Officer

12.	Edward H. James	Chartering Manager

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Exhibit B

Form of Opinion of the Company’s United States Counsel

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Exhibit C

Form of Opinion of the Company’s United States Tax Counsel

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Exhibit D

Form of Opinion of the Company’s Marshall Islands Counsel

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Exhibit E

Form of Opinion of the Company’s Special Marshall Islands Counsel

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Exhibit F

Form of Opinion of the Selling Stockholders’ United States Counsel

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Exhibit G

Form of Opinion of the Selling Stockholder’s Marshall Islands Counsel

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Exhibit H

Form of Officers’ Certificate

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Exhibit I

Form of Certificate of the Representatives of the Selling Stockholder

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